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                                                                   Exhibit 10.37

                                                                  EXECUTION COPY

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


               This Assignment and Assumption Agreement (this "Agreement") is made and entered into as of the 1st day of May, 1998, by and between Quincy's Realty, Inc., an Alabama corporation (the "Assignor"), and I.M. Special, Inc., a Delaware corporation (the "Assignee").

               Reference is made to (i) that certain Loan Agreement, dated as of November 1, 1990, as amended by a First Amendment to Loan Agreement, dated as of November 15, 1991, and as further amended by a Second Amendment to Loan Agreement, dated as of April 1, 1998, between Spardee's Realty, Inc. ("Spardee's") as borrower, and Secured Restaurants Trust (the "Issuer") with respect to a loan in the original principal amount of One Hundred Thirty Million Dollars ($130,000,000) (the "Spardee's Loan Agreement"), and (ii) that certain Loan Agreement, dated as November 1, 1990, as amended by a First Amendment to Loan Agreement, dated as of November 15, 1991, and as further amended by a Second Amendment to Loan Agreement, dated as of April 1, 1998, between Assignor, as borrower, and the Issuer, in the original principal amount of Ninety-Five Million Dollars ($95,000,000) (the "Quincy's Loan Agreement", and collectively with the Spardee's Loan Agreement, the "Loan Agreements"), and certain other agreements and instruments relating to the Loan Agreements (the "SRT Financing Documents") and certain other agreements and instruments executed as of the date hereof pursuant to the Letter Agreement (as defined herein) (collectively with the SRT Financing Documents, the "Documents"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreements.

               Reference is also made to the Stock Purchase Agreement dated February 18, 1998 among Advantica Restaurant Group, Inc. ("Advantica"), Spartan Holdings, Inc. ("Spartan"), Flagstar Enterprises, Inc. ("FEI"), and CKE Restaurants, Inc. ("Purchase Agreement") pursuant to which Spartan, as of April 1, 1998, sold to CKE Restaurants, Inc. (the "Buyer") the stock of FEI (the "FEI Stock Sale"). Under the provisions of the Purchase Agreement, Advantica and Spartan were required, among other things, as applicable, to deliver to Buyer evidence of the release of FEI and Spardee's and their assets from any obligations and liens relating to the SRT Financing Documents.

               Concurrently with the closing of the FEI Stock Sale (the "Closing") and in order to effect the release of certain obligations and liens relating to the SRT Financing Documents in connection therewith, Advantica, Spartan, Spardee's and the Assignor, together with the other requisite parties to the SRT Financing Documents, effected a defeasance of the Mortgage Notes underlying the Loan Agreements in accordance with the terms of such Loan Agreements (and certain waivers, consents, and directions from the Controlling Party provided pursuant to the terms and provisions of the SRT Financing Documents) (the "Defeasance Transaction") and, pursuant to an Assignment and Assumption Agreement, dated as of April 1, 1998, by and between Spardee's and the Assignor (the "Spardee's Assignment Agreement"), the Assignor assumed all liabilities and obligations of Spardee's and agreed to


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perform and discharge all obligations of Spardee's under the Spardee's Loan
Agreement and the Mortgage Notes thereunder and any related Loan Documents. As a result of (and after giving effect to) the Defeasance Transaction, among other things, FEI and Spardee's and their assets were released from any obligations and liens relating to the SRT Financing Documents, and the other Collateral under the Collateral Assignment Agreement, as amended (other than the Borrower Collateral (as defined in the Second Amendments to Loan Agreement)) was released from any lien, security interest or encumbrance, charge or other claim of any kind, character or nature whatsoever securing, arising out of or in any way connected with or relating to the SRT Financing Documents.

               In order to effect the releases and terminations contemplated by that certain letter agreement dated April 1, 1998 among Advantica, Quincy's Restaurants, Inc., Assignor and Financial Security Assurance Inc. ("FSA") (the "Letter Agreement"), Assignee is required to assume all of the obligations and take an assignment of the rights of Assignor under the Assignor's interest in Loan Agreements and the respective Mortgage Notes thereunder and take an assignment of the Assignor's interest in the Borrower Collateral. Concurrently with the execution and delivery of this Agreement, Assignee shall receive title to the Assignor's interest in the Borrower Collateral held by the Collateral Agent subject to the first priority security interest of the Collateral Agent.

I.             Assignment.

               In consideration of the foregoing, the Assignor hereby transfers, conveys and assigns to Assignee all of Assignor's right, title and interest in, to and under the Documents, including without limitation, the Loan Agreements and the respective Mortgage Notes thereunder and any related Loan Documents, as applicable, and all of Assignor's right, title and interest in, to and under the Borrower Collateral, including without limitation, each Defeasance Eligible Investment and proceeds thereof. Assignee hereby accepts such transfer, conveyance and assignment and assumes, in full, all liabilities, duties, covenants, agreements and obligations and agrees to perform and discharge each and every agreement, liability, duty, covenant and obligation of Assignor under the Documents, including without limitation, the Loan Agreements and the respective Mortgage Notes thereunder and any related Loan Documents, as applicable. The transfer, conveyance and assignment of the Assignor's right, title and interest in, to and under the Borrower Collateral made hereby is intended to be an absolute transfer, conveyance and assignment.

               This Assignment and Assumption Agreement shall automatically become effective, without any further action of the undersigned required, upon its full execution with the prior written consent of FSA.

II.            Representations and Warranties.

               Assignee represents and warrants as follows:

                              (a) Due Organization and Qualification. Assignor
               and Assignee are corporations, duly organized, validly existing and in good standing under the laws of

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               the States of Alabama and Delaware, respectively and each is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charter, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as proposed to be conducted and the performance of its obligations under this Agreement or any Loan Document, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render this Agreement or any Loan Document unenforceable in any respect or would have a material adverse effect upon the transaction.

                             (b) Power and Authority. Assignor and Assignee have
               all necessary corporate power and authority to conduct their business as currently conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement or any Loan Document and to consummate the transaction.

                             (c) Due Authorization. The execution, delivery and
               performance of this Agreement and, as applicable, the Loan Documents by Assignor and Assignee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any person, including, without limitation, any governmental entity or the Assignor's and Assignee's respective stockholders.

                             (d) Noncontravention. Neither the execution and
               delivery of this Agreement or any Loan Document by the Assignor or Assignee, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of this Agreement or any Loan Document,

                             (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of either the Assignor or Assignee or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Assignor or Assignee or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Assignor or Assignee,

                             (ii) constitutes a default by the Assignor or Assignee under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Assignor or Assignee is a party or by which it or any of their properties is or may be bound or affected, or

                             (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of the Assignor or Assignee except as otherwise expressly contemplated by this Agreement or any Loan Document.

                             (e) Legal Proceedings. There is no action,
               proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Assignor or Assignee or the Borrower Collateral, or any of Assignor's or

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               Assignee's properties or rights pending or, to their knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to either, would result in a material adverse change with respect to either of them.

                             (f) Valid and Binding Obligations. This Agreement
               has been duly executed and delivered by Assignor and Assignee and it constitutes their legal, valid and binding obligations enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy; insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

                             (g) Good Title; Absence of Liens; Security
               Interest. Assignor is the owner of, and has good and marketable title to, all Borrower Collateral free and clear of all Liens (other than the Liens created by the Loan Agreements) and has full right, corporate power and lawful authority to assign, convey, transfer and pledge its interests in, to and under the Borrower Collateral (and any documents which are a part thereof) and all such substitutions therefor and additions thereto delivered under the Loan Agreements. The Collateral Agent has a valid and perfected first priority security interest in the Borrower Collateral free and clear of all Liens. Upon transfer to Assignee, Assignee will have good and marketable title free and clear of all Liens (other than the Liens created by the Loan Agreements).

                             (h) Solvent Entity. After giving effect to the
               transactions contemplated by this Agreement, each of Assignee and Assignor will have sufficient capital to pay its debts as they become due. Neither Assignee nor Assignor is engaged in any business, or about to engage in any business or any transaction, for which it has, or will have after engaging in such business or transaction, unreasonably small capital in relation to such business or transaction. Neither Assignee nor Assignor intends to incur, or believes that it will incur, additional debts that would be beyond its ability to pay as such debts become due.

                             (i) No Intent To Defraud. Each of Assignor and
               Assignee has valid business reasons for entering into the transactions contemplated by this Agreement and has not entered into the transactions contemplated by this Agreement or the Loan Agreements with any intent to hinder, delay or defraud any entity to which Assignor or Assignee is or may become indebted.

                             (j) Loan Agreement. The representations and
               warranties contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05 and
               6.06 of the Loan Agreements are true and correct on and as of the date hereof, as though made on and as of the date hereof.

III.           Covenants.

               Assignee covenants and agrees that:

                              (i) Its capital is adequate for its business and
               undertakings.

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                             (ii) Other than with respect to this Agreement, it
               is not engaged in any business transactions with Assignor or any affiliate.

                             (iii) At least one director of Assignee is not, and
               will not be, a director, officer, employee or holder of any of the equity securities of Assignor or any affiliate thereof.

                             (iv) Its funds and assets are not, and will not be,
               commingled with those of Assignor or any other person.

                             (v) Its bylaws require it to maintain (a) correct
               and complete books and records of account, and (b) minutes of the meetings and other proceedings of its stockholders and board of directors.

                             (vi) It is solvent and will not be rendered
               insolvent by the transactions contemplated by the Loan Agreements and Mortgage Notes thereunder and any related Loan Documents and, after giving effect to such transactions, it will not be left with an unreasonably small amount of capital with which to engage in its business nor will it have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Assignee does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or any of its assets.

                             (vii) All the outstanding shares of capital stock
               of Assignee are owned by Spartan Holdings, Inc.

                             (viii) It will comply and perform all covenants set
               forth in the Loan Documents, including, in particular, but without limitations, those set forth in Article VI of the Loan Agreements.

                             (ix) It will not take any actions, or permit any
               actions to be taken, with respect to the Borrower Collateral or otherwise, that would cause a default under the Collateral Assignment Agreement.

                              (x) It will comply with its organizational
               documents.

IV.            Security Interest.

               As security for Assignee's obligations under the Loan Agreements, including, without limitation, its obligations to pay to the Issuer the amounts payable under the Mortgage Notes and under this Agreement, and the performance of all of its representations, warranties, covenants, agreements and obligations under this Agreement and under the Mortgage Notes, Assignee hereby expressly grants to Issuer for the benefit of Financial Security and the Trustee, as secured parties, a first priority security interest in and to all of Assignee's right, title and interest in, to and under the Borrower Collateral and any proceeds thereof.

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               Assignee intends such grant to be prior to all others to the full extent of applicable law and shall take all actions reasonably necessary to confer a first priority perfected security interest in, to and under the Borrower Collateral granted hereunder. It is the intention of Assignee that, with respect to the Borrower Collateral, this Agreement shall constitute a security agreement under applicable law, and the Issuer shall have all of the rights and remedies of a secured party and creditor under the UCC and other applicable law as in force in the relevant jurisdictions.

               Assignee hereby agrees that the Collateral Agent has accepted delivery of the Borrower Collateral on behalf of the Issuer and that the Issuer has pledged and assigned all of its right, title and interest in the Borrower Collateral to the Collateral Agent, for the benefit of Financial Security and the Trustee, pursuant to the Collateral Assignment Agreement.

V.             Miscellaneous.

               The representations, warranties, covenants and agreements set forth in this Agreement are made for the benefit of the Issuer, the Collateral Agent, the Trustee and Financial Security and each of the Issuer, the Collateral Agent, the Trustee and Financial Security shall be third party beneficiaries of this Agreement.

               This Agreement shall be construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, each party has caused this Assignment and Assumption Agreement to be executed in its corporate name as of the day and year first above written.

                                        I.M. SPECIAL, INC.


                                        By:  /s/ Kenneth E. Jones
                                             -----------------------------------
                                             Name:   Kenneth E. Jones
                                                     ---------------------------
                                             Title:  President and Treasurer

                                        QUINCY'S REALTY, INC.


                                        By:  /s/ Kenneth E. Jones
                                             -----------------------------------
                                             Name:   Kenneth E. Jones
                                                     ---------------------------
                                             Title: Vice President and Treasurer


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